EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177604 on Form S-8 of ITT Inc. of our report dated June 22, 2016 appearing in this Annual Report on Form 11-K of the ITT Retirement Savings Plan (f/k/a ITT Corporation Retirement Savings Plan) for the year ended December 31, 2015.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
New York, New York
June 22, 2016